Exhibit (j)(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 22, 2003, relating to the financial statements and financial highlights which appear in the August 31, 2003 Annual Report to Shareholders of the following funds of the Goldman Sachs Trust: Balanced Fund, Research Select Fund, Small Cap Value Fund, Mid Cap Value Fund, Large Cap Value Fund, Growth and Income Fund, Strategic Growth Fund, Capital Growth Fund, Growth Opportunities Fund, Concentrated Growth Fund, CORE U.S. Equity Fund, CORE Large Cap Growth Fund, CORE Small Cap Equity Fund, CORE Large Cap Value Fund, CORE International Equity Fund, European Equity Fund, International Equity Fund, Japanese Equity Fund, International Growth Opportunities Fund, Emerging Markets Equity Fund, and Asia Growth Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Auditors” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 10, 2003